Senti Bio Strengthens Leadership Team with Strategic Hires

– Jay Cross, proven financial leader, appointed as CFO to drive strategic growth –

– Faraz Siddiqui, expert in manufacturing operations, joins as SVP Technical Operations –

SOUTH SAN FRANCISCO, Calif., February 25, 2025 – Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio” or the “Company”), a clinical-stage biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today announced an expansion of its senior leadership team with the addition of Jay Cross as Chief Financial Officer and Faraz Siddiqui as Senior Vice President of Technical Operations. Mr. Cross will join the Company on March 3, 2025. Mr. Siddiqui joined the Company in January 2025. Mr. Cross will oversee the Company’s financial strategy and operations, and investor relations to support its continued growth and clinical development of SENTI-202 and SENTI-301A. Mr. Siddiqui oversees the Company’s process development, manufacturing, and supply chain..

“We are thrilled to welcome both Jay and Faraz to our leadership team,” said Timothy Lu, M.D., Ph.D, CEO of Senti Bio. “Jay has a track record of financial excellence, industry experience and strategic foresight that will be invaluable as we continue to advance our clinical pipeline and expand our opportunities for programming next-generation cell and gene therapies with gene circuits. I am confident that Faraz’s leadership of Tech-Ops will help us optimize our overall manufacturing strategy and execution as we start preparing to provide high quality products at scale for further clinical development past Phase 1 trials.”

Mr. Cross added, “Joining Senti Bio presents an incredible opportunity to contribute to a company that is pushing the boundaries of innovation in oncology cell therapy. Especially on the heels of the Company's early clinical data with SENTI-202, I believe that we have the potential to develop smarter therapies that may ultimately lead to better treatments for patients. I am eager to apply my expertise to help drive sustainable growth and ensure the Company’s continued success in delivering life-changing solutions.”

Prior to joining Senti Bio, Mr. Cross held key financial leadership roles at Sonnet BioTherapeutics, where he directed a successful capital markets campaign that yielded over $100 million in investment capital. As a complement to his corporate experience, Mr. Cross enjoyed a 20-year career on Wall Street, where he served as a managing director in the healthcare investment banking practice at Chardan, in addition to working as a professional investor on globally diversified healthcare portfolios at several funds, including SAC Capital, Citadel, and Balyasny Asset Management. Mr. Cross launched his career in finance covering biotechnology for the equity research divisions at Hambrecht & Quist and Goldman Sachs. Mr. Cross earned a Master of Public Health from the Yale University School of Medicine and a Bachelor of Science in psychology from Washington & Lee University.

Mr. Siddiqui brings over 27 years of biopharmaceutical experience with a proven track record in novel modalities, such as cell therapies, and exceptional leadership. Prior to joining Senti Bio, he was Senior Vice President, Manufacturing Operations at IGM Biosciences where he oversaw end-to-end manufacturing operations, clinical supply chain, and drug product development. Previously, Mr. Siddiqui held key leadership roles at Instil Bio, Kite Pharma, and Genentech, where he led process development, technology transfers, and manufacturing operations for all phases of development across multiple geographies for cell therapies and biologics. He was instrumental in developing CMC strategies, driving operational efficiencies, building high-performance teams, and cultivating strong stakeholder collaborations. Mr. Siddiqui holds an MBA from Saint Mary's College of California and a Bachelor of Science in Biochemistry from the University of California, Davis.

About Senti Bio
Senti Bio is a clinical-stage biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. Senti Bio’s wholly-owned pipeline includes off-the-shelf CAR-NK cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio’s lead program SENTI-202, a Logic

Gated CD33 and/or FLT3-targeting hematologic cancer therapeutic candidate, demonstrated MRD-negative complete remissions in 2 of 3 patients in initial clinical data as of September 19, 2024, with 4+ and 3+ month durability as of December 2, 2024. Senti Bio has also preclinically demonstrated that its Gene Circuits can function in T cells. Additionally, Senti Bio has preclinically demonstrated the potential breadth of Gene Circuits in other cell and gene therapy modalities, diseases outside of oncology, and continues to advance these capabilities through partnerships with Roche/Spark Therapeutics and Bayer/BlueRock Therapeutics.

Forward-Looking Statements
This press release contains certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding future events, including our ability to advance our clinical pipeline and expand our opportunities for programming next-generation cell and gene therapies with gene circuits, optimize our overall manufacturing strategy and execution and to start preparing to expand our clinical development of existing products. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Senti Bio Contacts
Investors: investors@sentibio.com
Media: media@sentibio.com